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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the incorporation by reference in this Annual Report (Form 10-
K) of ADVO, Inc. (ADVO) of our report dated October 19, 1994, included in the 1994 Annual Report to Stockholders of ADVO.

  Our audits also included the consolidated financial statement schedules of ADVO listed in item 14(a). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the consolidated financial statement schedules referred to above, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

  We also consent to the incorporation by reference in the Registration Statements (Post-Effective Amendment No. 3 to the ADVO Form S-8 No. 33-40402) pertaining to the 1986 Employee Restricted Stock Plan, as amended, (Form S-8 No. 33-15856) pertaining to the 1986 Stock Option Plan, and (Post-Effective Amendment No. 4 to the ADVO Form S-8 No. 33-52747) pertaining to the 1988 Non-Qualified Stock Option Plan, as amended, of ADVO and in the related Prospectuses of our report dated October 19, 1994, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedules included in this Annual Report (Form-10K) of ADVO.

                                          Ernst & Young LLP

Hartford, Connecticut
December 12, 1994